UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2011

LoopNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52026	77-0463987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
LoopNet, Inc.
185 Berry Street, Suite 4000
San Francisco, CA 94107
(Address of principal executive
offices, with zip code)
(415) 243-4200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(e) On February 2, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of LoopNet, Inc. (the “Company”), approved changes to the executive compensation of our executive officers. Specifically the Compensation Committee approved the following matters: (i) the amount of cash incentive awards under the Company’s 2010 Bonus Plan for the Company’s fiscal year 2010, (ii) the amount of base salary for 2011 for the executive officers, effective as of February 1, 2011, and (iii) the establishment of a 2011 Bonus Plan in which executive officers will participate. Further disclosure regarding these and other compensation matters will be included in the Compensation Discussion and Analysis section of the Company’s 2011 Annual Proxy Statement to be filed with the Securities and Exchange Commission in advance of the Company’s 2011 Annual Meeting of Stockholders, which meeting is currently scheduled to take place in May 2011.
2010 Bonus Amounts
     The following table sets forth the 2010 bonus amounts for the executive officers identified below:

	2010 Bonus	2010 Bonus
Name/Title	Percentage	Payout
Richard J. Boyle, Jr. Chief Executive Officer, and Chairman of the Board of Directors	63%	$220,000
Thomas Byrne President and Chief Operating Officer	78%	$215,000
Brent Stumme Chief Financial Officer and Senior Vice President, Finance and Administration	60%	$155,000
Jason Greenman Chief Strategy Officer and Senior Vice President, Corporate Development	44%	$105,000
Wayne Warthen Chief Technology Officer and Senior Vice President, Information Technology	50%	$116,000
2011 Base Salaries
     The following table sets forth the annual base salary of the executive officers identified below, effective as of February 1, 2011:

		% Increase from
Name/Title	2011 Base Salary	2010 Base Salary
Richard J. Boyle, Jr. Chief Executive Officer, and Chairman of the Board of Directors	$350,000	0%

		% Increase from
Name/Title	2011 Base Salary	2010 Base Salary
Thomas Byrne President and Chief Operating Officer	$285,000	3.6%
Brent Stumme Chief Financial Officer and Senior Vice President, Finance and Administration	$270,000	3.7%
Jason Greenman Chief Strategy Officer and Senior Vice President, Corporate Development	$245,000	1.8%
Wayne Warthen Chief Technology Officer and Senior Vice President, Information Technology	$240,000	4.1%
2011 Bonus Plan
     The Compensation Committee also approved the 2011 Bonus Plan, which will be administered by the Compensation Committee. The plan is intended to: (i) enhance stockholder value by promoting strong linkages between employee contributions and company performance; (ii) support achievement of the corporate and strategic business objectives of the Company; and (iii) promote retention of participating employees. Officers and other key employees designated by the Compensation Committee are eligible to participate in the plan. The 2011 Bonus Plan remains substantially unchanged from the 2010 Bonus Plan.
     Bonuses paid under the plan will be based on the attainment of corporate and strategic business objectives and/or the participants’ contributions to the Company. The Compensation Committee shall determine the actual amounts of bonuses to be paid under the plan by considering the Company’s progress toward achieving certain corporate and strategic business objectives and the participant’s individual performance and contribution to the Company. Corporate objectives may include, but shall not be limited to, revenue and earnings before interest, taxes, depreciation, amortization and stock based compensation (“adjusted EBITDA”), as well as progress toward achieving certain longer term strategic corporate objectives identified by the Board of Directors of the Company (the “Board”) .
     The Compensation Committee has reserved the right, in its sole discretion, to increase, reduce or eliminate the amount of a bonus otherwise payable to a participant. A participant must be an employee on the last day of fiscal year 2011 to be eligible to receive a bonus under the plan. Bonuses paid under the plan will be paid in cash as soon as practicable after completion of the yearend audit for 2011 and, in any event, on or before March 15, 2012.
No Equity Awards
     As previously disclosed in connection with the award of performance stock awards to the executive officers made in February 2010, which are intended to incent management to execute the Company’s long-term strategic plan and replace annual grants that would typically be made in January 2011, 2012 and 2013, the Compensation Committee did not approve any equity grants to the executive officers at its February 2011 meeting.
Change of Control Severance Agreement
     On February 2, 2011, upon recommendation of the Compensation Committee in connection with its annual review of executive compensation, the Board approved Amendment No. 1 to the Change of Control Severance Agreement (the “Agreement”) that had previously been entered into with each of our executive officers. Amendment No. 1 to the Agreement extends the term of each Agreement in order to provide the executive officers with incentive to continue employment with the Company without distraction in light of the possibility of a change in control. Each Agreement is now effective until modified, terminated by mutual agreement of the parties to the Agreement, or all of the obligations of the parties with respect to the Agreement have been satisfied. The form of Amendment No. 1 to the Agreement is filed herewith as Exhibit 10.1 and is incorporated by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)(1) On February 2, 2011, the Board approved Amended and Restated Bylaws for the Company (the “Restated Bylaws”), effective immediately. The full text of the Restated Bylaws is filed herewith as Exhibit 3.1.
(2) The Restated Bylaws amend the prior bylaws of the Company by changing Section 2.1 (Annual Meetings) to fix the date of the annual meeting of stockholders to the third Tuesday of May in each year. Section 2.1 was also amended to update the information and representations to be included in a stockholder’s notice for nomination of prospective directors or proposed business at the annual meeting. In addition, amended Section 2.1 establishes information and disclosure requirements for prospective nominees for election or reelection as directors.
     The Restated Bylaws amend Section 2.2 (Special Meetings) by updating the information and representations to be included in a stockholder’s notice for nomination of prospective directors at a special meeting. Amended Section 2.2 also establishes information and disclosure requirements for prospective nominees for election or reelection as directors.
     Additionally, the Restated Bylaws update Section 2.5 (Organization; Conduct of Business) to clarify the authority of the chairman of any stockholders’ meeting to prescribe rules, regulations and procedures for the meeting. Amended Section 2.5 also provides that if a stockholder or a qualified representative does not appear at the meeting to present the stockholder’s nomination or business proposal, such nomination or proposed business will be disregarded. This section establishes the requirements to be considered a qualified representative.
     The Restated Bylaws also amend the prior bylaws by adding Section 8.12 (Forum Selection), which provides that the Delaware Court of Chancery is the sole and exclusive forum for any derivative action, any action asserting a claim for breach of fiduciary duty, any action asserting a claim against the Company, any action relating to the Delaware General Corporation Law, Certificate of Incorporation, or the Bylaws, and any action asserting a claim against the Company governed by the internal affairs doctrine.
     Finally, the Restated Bylaws effect several additional minor clarifications and revisions and reference is made to the complete bylaws filed as Exhibit 3.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of LoopNet, Inc., effective February 2, 2011.

10.1	Form of Amendment No. 1 to Change of Control Severance Agreement, effective February 2, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2011	LOOPNET, INC. (Registrant)
	By:	/s/ Brent Stumme
Brent Stumme
Chief Financial Officer and Senior Vice President, Finance and Administration